Exhibit 4.16

Execution Version

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of April 20, 2015 by and among:

(1)	58.com, Inc., a company incorporated under the laws of the Cayman Islands (the “Company”); and

(2)	each of the parties set forth in Schedule 1 hereto (each, an “Investor”, and collectively, the “Investors”).

The Investors on the one hand, and the Company on the other hand, are herein referred to each as a “Party,” and collectively as the “Parties.”

RECITALS

A.	On the date hereof, the Company and the Investors have entered into a Share Purchase Agreement (the “Share Purchase Agreement”).

B.	In connection with the Share Purchase Agreement and in order to induce the Investors to consummate the transactions contemplated under the Share Purchase Agreement, the Company and the Investors have agreed to enter into this Agreement.

C.	Although this Agreement is being entered into contemporaneously with the Share Purchase Agreement, the Parties intend that the provisions of this Agreement (except where expressly noted otherwise) shall take effect subject to and immediately upon occurrence of the Closing (as defined under the Share Purchase Agreement) and expiration of the lock-up period under [Section 6.4] of the Share Purchase Agreement.

WITNESSETH

NOW, THEREFORE, in consideration of the premises set forth above, the mutual promises and covenants set forth herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

1.	Interpretation

1.1          Definitions. The following terms shall have the meanings ascribed to them below:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have correlative meanings.

“Applicable Securities Laws” means the securities law of the U.S., including the Exchange Act and the Securities Act, and any applicable securities law of any state of the U.S.

“Board” means the board of directors of the Company.

“Business Day” means any day that is not a Saturday, Sunday, public holiday or other day on which commercial banks are required or authorized by law to be closed in the PRC, the Cayman Islands or the City of New York.

“Commission” means the Securities and Exchange Commission of the U.S. or any other federal agency at the time administering the Securities Act.

“Company Securities” means (i) Ordinary Shares, (ii) securities convertible into or exchangeable for Ordinary Shares, (iii) any options, warrants or other rights to acquire Ordinary Shares and (iv) any depositary receipts or similar instruments issued in respect of Ordinary Shares.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Existing Holders” means (i) the “Holder” as set forth in Schedule 2 of the Existing Shareholders Agreement and (ii) Ohio River Investment Limited, a company organized under the laws of the British Virgin Islands.

“Existing Shareholders Agreement” means the Amended and Restated Shareholders’ Agreement dated August 4, 2011 by and among the Company and certain other parties named therein.

“Form F-3” means Form F-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

“Governmental Authority” means any nation or government or any province or state or any other political subdivision thereof; any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the PRC or any other country, or any court, tribunal or arbitrator, and any self-regulatory organization.

“Investor Rights Agreement” means the Investor Rights Agreement dated June 30, 2014 by and among the Company, Ohio River Investment Limited and certain other parties named therein.

“Law” means any constitutional provision, statute or other law, rule, regulation, official policy or interpretation of any Governmental Authority and any injunction, judgment, order, ruling, assessment or writ issued by any Governmental Authority.

“Ordinary Shares” means the Class A ordinary shares, par value US$0.00001 per share, of the Company.

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“Person” means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity.

“PRC” means the People’s Republic of China, but solely for the purposes of this Agreement, excluding the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan.

“Registrable Securities” means the Ordinary Shares acquired by the Investors pursuant to the Share Purchase Agreement and any other Ordinary Shares owned or hereafter acquired by the Investors. Notwithstanding the foregoing, “Registrable Securities” shall exclude any Registrable Securities sold by a Person in a transaction in which rights under this Agreement are not assigned in accordance with this Agreement or any Registrable Securities sold in a public offering, whether sold pursuant to Rule 144, or in a registered offering, or otherwise.

“Registration” means a registration effected by preparing and filing a Registration Statement and the declaration or ordering of the effectiveness of that Registration Statement; and the terms “Register” and “Registered” have meanings concomitant with the foregoing.

“Registration Statement” means a registration statement prepared on Form F-1, F-3, S-1 or S-3 under the Securities Act.

“Rule 144” means Rule 144 promulgated under the Securities Act, as amended.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Selling Expenses” means all underwriting discounts, selling commissions and fees and expenses charged by the depositary bank relating to the issuance or transfer of American depositary shares and stock or share transfer taxes applicable to the sale of Registrable Securities pursuant to this Agreement.

“U.S.” means the United States of America.

1.2          Interpretation. For all purposes of this Agreement, except as otherwise expressly provided, (i) the terms defined in this Clause 1 shall have the meanings assigned to them in this Clause 1 and include the plural as well as the singular, (ii) all references in this Agreement to designated “Clauses” and other subdivisions are to the designated Clauses and other subdivisions of the body of this Agreement, (iii) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, (iv) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Clause or other subdivision, (v) all references in this Agreement to designated schedules, exhibits and annexes are to the schedules, exhibits and annexes attached to this Agreement unless explicitly stated otherwise, (vi) “or” is not exclusive, (vii) the term “including” will be deemed to be followed by “, but not limited to,” (viii) the terms “shall,” “will,” and “agrees” are mandatory, and the term “may” is permissive, and (ix) the term “day” means “calendar day.”

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2.	Registration Rights.

2.1         Demand Registration

(a)	Request by Investors. If the Company shall receive a written request from the Investors (the “Initiating Investors”) holding at least a majority of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities pursuant to this Clause 2.1, then the Company shall, within ten (10) Business Days of the receipt of such written request, give written notice of such request (“Request Notice”) to all Investors and the Existing Holders, and use all reasonable efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Initiating Investors (together with the other Investors and Existing Holders who so) request to be registered and included in such registration by written notice given by such Initiating Investors to the Company within ten (10) Business Days after receipt of the Request Notice, subject only to the limitations of this Clause 2.1; provided that the Company shall not be obligated to effect any such registration if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act pursuant to this Clause 2.1 or Clause 2.3, or in which the Initiating Investors had an opportunity to participate pursuant to Clause 2.2, other than a registration from which the Registrable Securities of the Initiating Investors have been excluded (with respect to all or any portion of the Registrable Securities the Investors requested be included in such registration) pursuant to Clause 2.2(b).

(b)	Underwriting. If the Initiating Investors intend to distribute the Registrable Securities covered by their request by means of an underwriting, then the Initiating Investors shall so advise the Company as a part of their request made pursuant to this Clause 2.1 and the Company shall include such information in the written notice referred to in Clause 2.1(a). In such event, the right of each Initiating Investor to include its Registrable Securities in such registration shall be conditional upon such Investor’s participation in such underwriting and the inclusion of the Investor’s Registrable Securities in the underwriting to the extent provided herein. All Investors proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by such Investors and reasonably acceptable to the Company. Notwithstanding any other provision of this Clause 2.1, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten then the Company shall so advise all Investors whose Registrable Securities would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among each of the Investors and each of the Existing Holders participating in such underwriting pro rata among them based on the total number of their respective Registrable Securities which they had requested to be included in such registration and underwriting; provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other Company Securities (except for the Company Securities held by the Existing Holders participating in such underwriting) are first entirely excluded from the underwriting and registration. If an Investor disapproves of the terms of any such underwriting, the Investor may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. If the underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include its securities for its own account in such registration if the underwriter so agrees and if the number of Registrable Securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

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(c)	Maximum Number of Demand Registrations. The Company shall be obligated to effect two (2) demand registrations for the Investors; provided, however, that a demand registration shall not be deemed to count for purposes of this Clause 2.1(c) until such registration shall have been effected..

(d)	Deferral. Notwithstanding the foregoing, the Company shall not be required to effect a registration pursuant to this Clause 2.1:

(i)	during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date one hundred eighty (180) days following the effective date of, a Company-initiated registration subject to below, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

(ii)	if the Initiating Investors propose to dispose of Registrable Securities that may be registered on Form S-3 or Form F-3 pursuant to Clause 2.3; or

(iii)	if the Company shall furnish to the Investors a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such registration statement to be filed, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Investors; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period; provided further, that the Company shall not register any other Company Securities during such twelve (12) month period. A demand right shall not be deemed to have been exercised until such deferred registration shall have been effected.

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2.2	Piggyback Registrations.

(a)	Piggyback Registrations. The Company shall notify all Investors in writing at least twenty (20) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of Company Securities (including, but not limited to, registration statements relating to secondary offerings of Company Securities, but excluding registration statements relating to any registration under Clause 2.1 or Clause 2.3 or to any employee benefit plan or a corporate reorganization) or registering Company Securities on behalf of the Existing Holders and will afford each Investor an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Investor. Each Investor shall within eighteen (18) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Investor wishes to include in such registration statement. If an Investor decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Investor shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of Company Securities, all upon the terms and conditions set forth herein.

(b)	Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it or any Existing Holder under this Clause 2.2 prior to the effectiveness of such registration whether or not any Investor has elected to include its Registrable Securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Clause 2.4(i) hereof.

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(c)	Underwriting. If a registration statement under which the Company gives notice under this Clause 2.2 is for an underwritten offering, then the Company shall so advise the Investors. In such event, the right of any Investor to be included in a registration pursuant to this Clause 2.2 shall be conditional upon such Investor’s participation in such underwriting and the inclusion of such Investor’s Registrable Securities in the underwriting to the extent provided herein. Each Investor participating in such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then (1) if the registration statement relates to an offering of Company Securities by the Company, the managing underwriter(s) may exclude up to seventy percent (70%) of the Registrable Securities from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first to the Company, second, to the Investors and the Existing Holders, pro rata among them based on the total number of their respective Registrable Securities which they had requested to be included in such registration and underwriting; and third, to holders of other Company Securities, provided, however, that the right of the underwriter(s) to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that (i) the number of Registrable Securities included in any such registration is not reduced below thirty percent (30%) of the aggregate number of Registrable Securities for which inclusion has been requested; and (ii) all shares that are not Registrable Securities and are held by any other Person, including, without limitation, any person who is an employee, officer, consultant or director of the Company (or any Subsidiary of the Company) shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded, and (2) if the registration statement relates to an offering of Company Securities by any Existing Holder, the managing underwriter(s) may exclude the Registrable Securities from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first to the Existing Holders, second, to the Investors, pro rata among them based on the total number of their respective Registrable Securities which they had requested to be included in such registration and underwriting; third, the Company; and fourth, to holders of other Securities of the Company, provided, however, that the right of the underwriter(s) to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that all shares that are not Registrable Securities and are held by any other Person (other than an Existing Holder), including, without limitation, any person who is an employee, officer, consultant or director of the Company (or any Subsidiary of the Company) shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded. If any Investor disapproves of the terms of any such underwriting, such Investor may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Investor that is a partnership, the Investor and the partners and retired partners of such Investor, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons, and for any Investor that is a corporation, the Investor and all corporations that are Associates of such Investor, shall be deemed to be a single “Investor” and any pro rata reduction with respect to such “Investor” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Investor”, as defined in this sentence.

(d)	Not Demand Registration. Registration pursuant to this Clause 2.2 shall not be deemed to be a demand registration as described in Clause 2.1. Except as otherwise provided herein, there shall be no limit on the number of times the Investors may request registration of Registrable Securities under this Clause 2.2.

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2.3	Form S-3 or Form F-3 Registration.

In case the Company shall receive from an Investor a written request or requests that the Company effect a registration on Form S-3 or Form F-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Investors, then the Company will:

(a)	Notice. Promptly give written notice of the proposed registration and the Investor’s or Investors’ request therefor, and any related qualification or compliance, to all other Investors; and

(b)	Registration. As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of the Investors’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Investor or Investors joining in such request as are specified in a written request given within ten (10) Business Days after the Company provides the notice contemplated by Clause 2.3(a), including the filing of any prospectus supplement to facilitate the sale and distribution of all such securities (a “Shelf Takedown”); provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Clause 2.3:

(1)	if Form S-3 or Form F-3 is not available for such offering by the Investors;

(2)	if such Investor, together with the other Investors entitled to inclusion in such registration, proposes to sell Registrable Securities at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than US$10,000,000;

(3)	if the Company shall furnish to the Investors a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such Form S-3 or Form F-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 or Form F-3 registration statement no more than once during any twelve month period for a period of not more than ninety (90) days after receipt of the request of the Investors under this Clause 2.3; provided that the Company shall not register any other Company Securities during such ninety (90) day period; or

(4)	if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations under the Securities Act in which the Investors had an opportunity to participate pursuant to this Agreement, other than a registration from which the Registrable Securities of an Investor have been excluded (with respect to all or any portion of the Registrable Securities an Investor requested be included in such registration) pursuant to the provisions of Clause 2.1(b) or Clause 2.2(c).

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(c)	Not Demand Registration. Form S-3 or Form F-3 registrations shall not be deemed to be demand registrations as described in Clause 2.1. Except as otherwise provided herein, there shall be no limit on the number of times an Investor may request registration of Registrable Securities under this Clause 2.3.

2.4         Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement, including a Shelf Takedown, the Company shall, as expeditiously as reasonably possible:

(a)	Registration Statement. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, provided, however, that the Company shall not be required to keep any such registration statement effective for more than sixty (60) days.

(b)	Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c)	Prospectuses. Furnish to each Investor such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as it may reasonably request in order to facilitate the disposition of the Registrable Securities owned by it that are included in such registration.

(d)	Blue Sky. Use all reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by an Investor, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e)	Underwriting. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering. Each of the Investors participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f)	Notification. Notify the Investors at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the issuance of any stop order by the SEC in respect of such registration statement, or the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

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(g)	Opinion and Comfort Letter. Furnish, at the request of any Investor, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) a copy of an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, and (ii) a copy of the “comfort” letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.

(h)	Notwithstanding any of the foregoing provisions, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Clause 2.1 or 2.3 if the registration request is subsequently withdrawn at the request of the Investors holding at least a majority of the Registrable Securities to be registered (in which case the participating Investors requesting for the withdrawal shall bear such expenses), unless, in the case of a registration requested under Clause 2.1, each of the Investors agree to forfeit such right to demand registration pursuant to Clause 2.1; provided further, however, that if at the time of such withdrawal, the Investors requesting for the withdrawal have learnt of a material adverse change in the condition, business, or prospects of the Company not known to such Investors at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, then the Investors shall not be required to pay any of such expenses and such registration shall not constitute the use of a demand registration pursuant to Clause 2.1.

(i)	The Company shall pay all expenses incurred in connection with each registration requested pursuant to this Agreement, including without limitation all U.S. federal, “blue sky” and all foreign registration, filing and qualification fees, printers’ and accounting fees, and fees and disbursements of counsel for the Company (but excluding Selling Expenses), and reasonable expenses of one legal counsel if such counsel is for the Investors and all other Existing Holders participating in such registration.

2.5         Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of such securities as shall be required to timely effect the registration of their Registrable Securities.  In connection therewith, each Investor participating in a registration shall be required to represent and warrant to the Company that all such information which is given in writing expressly for inclusion in such registration is true and accurate in all material respects.

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2.6         No Registration Rights to Third Parties. Without the prior consent of Investors holding at least a majority of the Registrable Securities then outstanding, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any person or entity any registration rights of any kind (whether similar to the demand, “piggyback” or Form S-3 or Form F-3 registration rights described in this Agreement, or otherwise) relating to any Company Securities, other than rights that are not senior in right to the Investors.

2.7         Assignment. The registration rights under this Agreement may be transferred or assigned by any Investor to an Affiliate or any transferee or assignee of its Company Securities representing one percent (1%) or more of the issued share capital of the Company.

2.8         Re-sale Rights. The Company shall at its own cost use its best efforts to assist any Investors in the sale or disposition of, and to enable any Investor to sell under Rule 144 the maximum number of, its Registrable Securities, including without limitation (a) the prompt delivery of applicable instruction letters to the Company’s transfer agent to remove legends from such Investor’s share certificates, (b) causing the prompt delivery of appropriate legal opinions from the Company’s counsel in forms reasonably satisfactory to such Investor’s counsel, (c) if the Company has depositary receipts listed or traded on any exchange or inter-dealer quotation system, (i) the prompt delivery of instruction letters to the Company’s share registrar and depositary agent to convert such Investor’s securities into depositary receipts or similar instruments to be deposited in such Investor’s brokerage account(s), (ii) the prompt payment of all costs and fees related to such depositary facility, including conversion fees and maintenance fees for Registrable Securities held by such Investor and (iii) taking any and all other steps necessary to facilitate the conversion into depositary receipts or similar instruments (for the avoidance of doubt the Company shall not be obligated to pay any American depositary share issuance or transfer fees or expenses and stock transfer taxes in relation to any sale or disposition of the Registrable Securities).

2.9         Rule 144 Reporting. The Company agrees to: (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times; (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and (c) so long as any Investor owns any Registrable Securities, to furnish to such Investor promptly upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, or its qualification as a registrant whose securities may be resold pursuant to Form F-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as such Investor may reasonably request in availing itself of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form F-3 or S-3.

2.10         Termination. Notwithstanding anything to the contrary in this Agreement, the rights of any Investor under this Agreement shall terminate and be of no further force and effect at the earlier of (x) the fifth anniversary of the date hereof and (y) except with respect to the Company’s obligations pursuant to Clause 2.8 and Clause 2.9, which shall survive until the fifth anniversary of the date hereof, such time at which all Registrable Securities held by such Investor (and any Associate of such Investor with whom such Investor must aggregate its sales of Registrable Securities under Rule 144) proposed to be sold may be sold under Rule 144 in any ninety (90)-day period without registration in compliance with Rule 144.

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3.	Indemnification

3.1         Indemnification by the Company. The Company will, and it hereby does, indemnify and hold harmless, to the extent permitted by law, (i) the seller of any Registrable Securities or Company Securities (with respect to Existing Holders) covered by each registration statement filed by the Company to which Clause 2 applies and (ii) an Existing Holder selling any Company Securities covered by a registration statement filed by the Company pursuant to the Existing Shareholders Agreement or the Investor Rights Agreement, each affiliate of such seller and their respective trustees, directors, and officers or general and limited partners (including any director, officer, affiliate, employee, representative, agent, and controlling Person of any of the foregoing, within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act (each, a “Seller Indemnified Party”, and collectively, the “Seller Indemnified Parties”), against any and all actions or proceedings (whether or not a Seller Indemnified Party is a party thereto), losses, claims, damages, or liabilities, joint or several, and expenses (including, without limitation, reasonable attorney’s fees and reasonable expenses of investigation) to which such Seller Indemnified Party becomes subject under the Securities Act, common law, or otherwise, insofar as such losses, claims, damages, liabilities, or expenses (or actions or proceedings in respect thereof, whether or not such Seller Indemnified Party is a party thereto) arise out of, relate to, or are based upon (a) any untrue statement or alleged untrue statement of any material fact contained in any such registration statement, any preliminary, final, or supplemental prospectus contained therein, or any amendment or supplement thereto or any issuer free-writing prospectus relating to any sale or distribution pursuant thereto, or (b) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and the Company will reimburse such Seller Indemnified Party for any legal or any other expenses reasonably incurred by such Seller Indemnified Party in connection with investigating or defending against any such loss, claim, liability, action, or proceeding; provided, that the Company shall not be liable to any Seller Indemnified Party in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof), or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment or supplement thereto or in any such preliminary, final, or supplemental prospectus or issuer free-writing prospectus in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any of the prospective sellers, or any of their respective affiliates, directors, officers, or controlling Persons and shall survive the transfer of such securities by such seller.

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3.2         Indemnification by the Investors/Existing Holders. The Company may require, as a condition to including any Registrable Securities in any registration statement to which Clause 2 applies (or, with respect to the Existing Holders, any Company Securities in any registration statement to which the Existing Shareholders Agreement or Investor Rights Agreement applies), that the Company shall have received an undertaking reasonably satisfactory to it from the prospective seller of such Registrable Securities or Company Securities (as applicable) or any underwriter to indemnify and hold harmless (in the same manner and to the same extent as set forth in Clause 3.1) the Company, its directors, officers, affiliates, employees, representatives, agents, and controlling Persons (each, a “Company Indemnified Party,” and collectively, the “Company Indemnified Parties,” and together with the Seller Indemnified Parties, the “Indemnified Parties” and each individually an “Indemnified Party”) with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from such registration statement, any preliminary, final or supplemental prospectus contained therein, or any amendment or supplement, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller or underwriter respectively, specifically stating that it is for use in the preparation of such registration statement, preliminary, final, or supplemental prospectus or amendment or supplement, or a document incorporated by reference into any of the foregoing; provided, however, that the indemnity agreement contained in this Clause 3.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such seller (which consent shall not be unreasonably withheld or delayed). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any of the prospective sellers, or any of their respective affiliates, directors, officers, or controlling Persons and shall survive the transfer of such securities by such Investor or Existing Holder, as the case may be.

3.3         Notices of Claims, Etc. Promptly after receipt by an Indemnified Party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be sought pursuant to this Clause 3, such Indemnified Party will, if a claim in respect thereof is to be made against an indemnifying party, give prompt written notice to the latter of the commencement of such action or proceeding; provided that the failure of the Indemnified Party to give prompt notice as provided herein (i) shall not relieve the indemnifying party of its obligations under this Clause 3, except to the extent that the indemnifying party is materially prejudiced by such failure to give prompt notice, and (ii) shall not, in any event, relieve the indemnifying party from any obligations which it may otherwise have to any Indemnified Party in addition to any indemnification obligation provided in Clauses 3.1 and 3.2. In case any such action or proceeding is brought against an Indemnified Party, unless in such Indemnified Party’s reasonable judgment a conflict of interest between such Indemnified Party and indemnifying parties may exist in respect of such action or proceeding, the indemnifying party will be entitled to participate in and to assume the defense thereof (at its expense), jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof, the indemnifying party will not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party will consent to entry of any judgment or settle any action or proceeding which (i) does not include, as an unconditional term thereof, the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such action or proceeding, and (ii) does not involve the imposition of equitable remedies or of any obligations on such Indemnified Party and does not otherwise adversely affect such Indemnified Party, other than as a result of the imposition of financial obligations for such Indemnified Party will be indemnified hereunder.

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3.4	Contribution.

(a)	If the indemnification provided for in this Clause 3 from the indemnifying party is unavailable to or insufficient to fully hold harmless an Indemnified Party hereunder in respect of any action or proceeding, losses, damages, liabilities, or expenses referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such action or proceeding, losses, damages, liabilities, or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and such Indemnified Party in connection with the actions which resulted in such action or proceeding losses, damages, liabilities, or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and such Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or Indemnified Parties, and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such action. The amount paid or payable by a party under this Clause 3.4 as a result of the action or proceeding, losses, damages, liabilities, and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

(b)	The parties hereto agree that it would not be just and equitable if contribution pursuant to this Clause 3.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in Clause 3.4(a) hereof. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

3.5         Limitation of Investor Liability. Notwithstanding any other provisions of this Agreement, the aggregate liability of an Investor or Existing Holder under this Clause 3 shall be limited to the aggregate net proceeds received by such seller in connection with any offering to which such registration under the Securities Act relates, unless such liability arises out of or is based on the willful misconduct or gross negligence of such Investor or Existing Holder.

3.6         Other Indemnification. Indemnification similar to that specified in the preceding provisions of this Clause 3 (with appropriate modifications) shall be given by the Company and each Investor in respect of Registrable Securities or Existing Holder in respect of Company Securities (as applicable) with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

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3.7         Non-Exclusivity. The obligations of the parties under this Clause 3 shall be in addition to any liability which any party may otherwise have to any other party.

3.8         Existing Holders. The Company agrees that the Existing Holders shall be third party beneficiaries of this Clause 3.

4.	Miscellaneous.

4.1         Conditions Precedent. Subject to the immediately following sentence, the Parties agree and acknowledge that the provisions of this Agreement shall be conditional upon Closing taking place and shall come into effect upon Closing and expiration of the lock-up period under [Section 6.4] of the Share Purchase Agreement. Notwithstanding the foregoing, this Clause 4 and those provisions of this Agreement which are necessary for the purpose of interpretation of Clause 4 shall take effect upon the date first above written.

4.2         Governing Law. This Agreement, the rights and obligations of the parties hereto, and all claims or disputes relating hereto, shall be governed by and construed in accordance with the law of Hong Kong, without regard to the conflicts of law rules thereunder.

4.3         Dispute Resolution. Any dispute, controversy or claim arising out of or relating to this Agreement, including, but not limited to, any question regarding the breach, termination or invalidity thereof shall be finally resolved by arbitration in Hong Kong in accordance with the administered rules (the “Rules”) of the Hong Kong International Arbitration Centre (the “HKIAC”) in force at the time of commencement of the arbitration, which Rules are deemed to be incorporated by reference into this Section. The number of arbitrators shall be three and shall be selected in accordance with the Rules. All selections shall be made within thirty (30) days after the selecting party gives or receives, as the case may be, the demand for arbitration. The seat of the arbitration shall be in Hong Kong and the language to be used shall be English. Any arbitration award shall be (i) in writing and shall contain the reasons for the decision, (ii) final and binding on the parties hereto and (iii) enforceable in any court of competent jurisdiction, and the parties hereto agree to be bound thereby and to act accordingly.

4.4         Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.

4.5         Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed effectively given (i) when delivered personally by hand (with written confirmation of receipt), (ii) when sent by fax (with written confirmation of transmission) or (iii) two Business Days following the day sent by international overnight courier (with written confirmation of receipt), in each case at the addresses and facsimile numbers set forth on Schedule 2 (or to such other address or facsimile number as a Party may have specified by notice given to the other Parties pursuant to this provision).

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4.6         Entire Agreement; Amendments and Waivers. This Agreement, the Share Purchase Agreement and the other transaction documents contemplated under the Share Purchase Agreement constitute the full and entire understanding and agreement among the Parties with regard to the subjects hereof and thereof, and supersedes all other agreements between or among any of the Parties with respect to the subject matter hereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of each Party.

4.7         Severability. If a provision of this Agreement is held to be unenforceable under applicable Laws, such provision shall be excluded from this Agreement and the remainder of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

4.8         Further Assurances. The Parties agree to execute such further instruments and to take such further actions as may be reasonably necessary to carry out the intent of this Agreement.

4.9         No Waiver. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right, power or remedy power hereunder at any one or more times be deemed a waiver or relinquishment of such right, power or remedy at any other time or times.

[The remainder of this page has been intentionally left blank.]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.

58.COM, INC.

By:	/s/ Jinbo Yao
Name:	Jinbo Yao
Title:	Chief Executive Officer

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.

INVESTORS

BLUERUN VENTURES IV, L.P.

By:	BRV Partners IV, L.P.
Its:	General Partner

By:	BRV Partners IV, L.P.
its:	General Partner

By:	/s/ Jonathan Ebinger
Name: Jonathan Ebinger
Title: Authorized Signatory

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.

INVESTORS

NOKIA GROWTH PARTNERS II L.P.

By:	NG Partners II L.L.C.
Its:	General Partner

By:	/s/ John Gardner
Name:	John Gardner
Title:	Managing Member

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.

INVESTORS

LT GROWTH INVESTMENT IV LIMITED

By:	/s/ Wenting Deng
Name:	Wenting Deng
Title:	Director

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.

INVESTORS

SEQUOIA CAPITAL CHINA II, L.P.

By:	/s/ Yu Shan
Name:	Yu Shan
Title:	Authorized Signatory

SEQUOIA CAPITAL CHINA PARTNERS FUND II, L.P.

By:	/s/ Yu Shan
Name:	Yu Shan
Title:	Authorized Signatory

SEQUOIA CAPITAL PRINCIPALS FUND II, L.P.

By:	/s/ Yu Shan
Name:	Yu Shan
Title:	Authorized Signatory

SEQUOIA CAPITAL 2010 CV HOLDCO, LTD.

By:	/s/ Yu Shan
Name:	Yu Shan
Title:	Authorized Signatory

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.

INVESTORS

CG INFO SERVICES INVESTMENT LIMITED

By:	/s/ E-ho Mary Lam
Name:	E-ho Mary Lam
Title:	Authorized Signatory

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.

INVESTORS

CHINA RENAISSANCE HOLDINGS LIMITED

By:	/s/ Fan Bao
Name:	Fan Bao
Title:	CEO

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.

INVESTORS

CLASSROOM INVESTMENTS INC.

By:	/s/ Theresa Tam
Name:	Theresa Tam
Title:	Authorized Signatory

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.

INVESTORS

CHAN KEI LIM

/s/ Chan Kei Lim

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.

INVESTORS

GLEE INVESTMENT LIMITED

By:	/s/ Norma Kuntz
Name:	Norma Kuntz
Title:	Director

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.

INVESTORS

TIGER GLOBAL MAURITIUS FUND

By:	/s/ Moussa Taujoo
Name:	Moussa Taujoo
Title:	Director

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.

INVESTORS

INTERNET FUND II PTE. LTD.

By:	/s/ Venkatagiri Mudeliar
Name:	Venkatagiri Mudeliar
Title:	Director

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.

INVESTORS

TRINITYVILE PROFIT LIMITED

By:	/s/ Haoyong Yang
Name:
Title:

[Signature Page to Registration Rights Agreement]

SCHEDULE 1

List of Investors

1.	BLUERUN VENTURES IV, L.P.
2.	NOKIA GROWTH PARTNERS II L.P.
3.	LT GROWTH INVESTMENT IV LIMITED
4.	SEQUOIA CAPITAL CHINA II, L.P.
5.	SEQUOIA CAPITAL CHINA PARTNERS FUND II, L.P.
6.	SEQUOIA CAPITAL PRINCIPALS FUND II, L.P.
7.	SEQUOIA CAPITAL 2010 CV HOLDCO, LTD.
8.	CG INFO SERVICES INVESTMENT LIMITED
9.	CHINA RENAISSANCE HOLDINGS LIMITED
10.	CLASSROOM INVESTMENTS INC.
11.	CHAN KEI LIM
12.	GLEE INVESTMENT LIMITED
13.	TIGER GLOBAL MAURITIUS FUND
14.	INTERNET FUND II PTE. LTD.
15.	TRINITYVILE PROFIT LIMITED